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                                  NEWS RELEASE

FOR IMMEDIATE RELEASE

                KELLWOOD (NYSE:KWD) REPORTS FIRST QUARTER RESULTS
                 SALES UP 2 PERCENT - NET EARNINGS UP 19 PERCENT
                       REGULAR QUARTERLY DIVIDEND DECLARED
              ROBERT C. SKINNER, JR. ELECTED TO BOARD OF DIRECTORS

ST. LOUIS, MO., June 3, 2004 - Kellwood Company reported operating results for the first quarter ended May 1, 2004, according to Hal J. Upbin, chairman and chief executive officer.

         Sales for the first quarter increased $14 million to $686 million, versus $672 million last year due to a combination of organic growth of $5 million, or approximately 1 percent, and the acquisition of Phat Fashions which provided $9 million of revenue. Phat Fashions was acquired on February 3, 2004, and is being reported within the Men's Sportswear segment.

         The organic growth was driven by the new marketing initiatives put in place during the last nine months of fiscal year 2003 which includes Calvin Klein(R), IZOD(R), XOXO(R), and Lucy PeredaTM women's sportswear, Liz Claiborne(R) dresses and suits, and Def Jam UniversityTM urban sportswear. Nearly two-thirds of this growth was offset by the planned elimination of certain low margin business. All of the organic growth for the quarter came from the Women's Sportswear segment, up 6 percent, and the Men's Sportswear segment, up 1 percent. Sales of Other Soft Goods were down 16 percent from last year due principally to sourcing and logistical challenges in Intimate Apparel. These issues are being addressed and should be resolved during the second half.

         Net earnings from continuing operations for the quarter were strong increasing $3.9 million, or 19 percent to $25.0 million, or $0.90 per diluted share, versus $21.1 million, or $0.80 per share last year. The increase in earnings was driven by a 2.2 percentage point increase in gross profit as a percent of sales, which was partially offset by an increase in SG&A spending attendant with the new marketing initiatives. The improvement in gross profit as a percent of sales came from the acquisition of Phat Fashions, a mix of higher margin branded business, improved sourcing, less markdown pressure, and lower surplus and obsolete inventory. This is the eighth consecutive quarter in which Kellwood has reported a significant year-to-year improvement in gross profit as a percent of sales reflecting the continued underlying strengthening of operations, quality of inventory, and improving mix of business.

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         Kellwood ended the quarter with an exceptionally strong balance sheet.
Total debt continues to drop and represented 30 percent of total capital at the end of the first quarter, versus 34 percent at the same time last year. Total inventory was $27 million below last year and represented 56 days supply, versus 68 days at the end of the first quarter last year.

         As Kellwood looks ahead to the second quarter and total year, the Company is encouraged by the improving economy and improving same store sales being reported by the retailers. In spite of these favorable and encouraging trends, the retailers are continuing to place orders closer to the selling season and are not stepping up with big increases in open-to-buy. Cautious optimism continues to be the mindset at retail which is good for the entire supply chain - retail and wholesale. More emphasis is being placed on gross margin, inventory turnover and return on investment which benefits everyone.

         As a result, the Company expects sales in the second quarter to increase 10 to 12 percent and to be in the range of $560 to $570 million, versus $509 million reported last year. Net earnings from continuing operations are forecasted to increase by approximately 20 percent and to be in the range of $9-$10 million, or $0.32-$0.35 per diluted share, versus $7.9 million, or $0.29 per share last year.

         The Company expects to be on target with its financial plan through the first six months. At this time, Kellwood remains comfortable in staying with its original financial plan and guidance for the year which calls for sales to increase by 11 percent to approximately $2.6 billion, versus $2.35 billion last year. Net earnings from continuing operations for the year are planned to increase by $15-$17 million, or approximately 23 percent to $88-$90 million, or $3.15-$3.25 per diluted share, versus $72.6 million, or $2.68 per share reported last year.

         The Company held its forty-second Annual Shareowners' meeting today at its headquarters in St. Louis. Approximately 90 percent of the outstanding shares were represented either in person or by proxy. Robert C. Skinner, Jr., Kellwood president and chief operating officer, was elected a new Board member. Other Directors standing for election this year were Martin Bloom, Martin J. Granoff and Hal J. Upbin. All were elected.

         The Board of Directors declared a regular quarterly dividend of $0.16 per common share, payable June 25, 2004 to shareholders of record June 14, 2004.

         The Company will conduct a conference call on June 4 at 10:00 a.m. EST. Interested parties who wish to participate, may do so by dialing 646-862-1100. An updated version of Kellwood's analyst presentation is accessible on its website at www.kellwood.com.

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         Kellwood (NYSE:KWD), a $2.35 billion marketer of apparel and consumer soft goods. Kellwood specializes in branded as well as private label products, and markets to all channels of distribution with product specific to a particular channel. Kellwood brands include Phat Farm(R), Baby Phat(R), Sag Harbor(R), Koret(R), Jax(R), David Dart(R), Democracy(R), David Meister(TM), Dorby(TM), My Michelle(R), Briggs New York(R), Northern Isles(R), David Brooks(R), Kelty(R), and Sierra Designs(R). Calvin Klein(R), XOXO(R), Liz Claiborne(R) Dresses and Suits, IZOD(R), Dockers(R), Gerber(R), Slates(R) and Bill Burns(R) are produced under licensing agreements. For more information, visit www.kellwood.com.

         SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. The words "believe", "expect", "will", "estimate", "project", "forecast", "should", "anticipate" and similar expressions may identify forward-looking statements. These forward-looking statements represent the Company's expectations concerning future events, are based on various assumptions and are subject to a number of risks and uncertainties. These risks include, without limitation: changes in the retail environment; an economic downturn in the retail market, including deflationary pressures; economic uncertainty due to the elimination of quotas on Chinese imports; a decline in the demand for the Company's products; the lack of customer acceptance of the Company's new designs and/or product lines; the increasingly competitive and consolidating retail environment; financial or operational difficulties of customers or suppliers; disruptions to transportation systems used by the Company or its suppliers; continued satisfactory relationships with licensees and licensors of trademarks and brands; ability to generate sufficient sales and profitability related to licenses containing minimum royalty payments; the economic impact of uncontrollable factors, such as terrorism and war; the effect of economic conditions and trade, legal social and economic risks (such as import, licensing and trade restrictions); stable governments and business conditions in the countries where the Company's products are manufactured; the impact of acquisition activity and the ability to effectively integrate acquired operations; and changes in the Company's strategies and expectations. These risks are more fully described in the Company's periodic filings with the SEC. Actual results could differ materially from those expressed or implied in forward-looking statements. The Company disclaims any obligation to publicly update or revise any of its forward-looking statements.

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KELLWOOD COMPANY AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENT OF EARNINGS (UNAUDITED)
(Amounts in thousands, except per share data)


                                                   Three Months Ended
                                             --------------------------------
                                                5/1/2004           5/3/2003
                                             -------------      -------------
Net sales by segment:
    Women's Sportswear                       $     437,977      $     411,926
    Men's Sportswear                               128,157            117,214
    Other Soft Goods                               119,969            143,206
                                             -------------      -------------

    Total net sales                                686,103            672,346

Costs and expenses:
    Cost of products sold                          531,538            536,043
    Selling, general and
         administrative expenses                   106,908             94,078
    Amortization of intangible assets                3,466              2,818
    Interest expense, net                            6,288              6,443
    Other (income) and expense, net                   (180)               178
                                             -------------      -------------

Earnings before income taxes                        38,083             32,786

Income taxes                                        13,044             11,663
                                             -------------      -------------

Net earnings from continuing operations             25,039             21,123

Net earnings (loss)
    from discontinued operations                         -               (295)
                                             -------------      -------------

Net earnings                                 $      25,039      $      20,828
                                             =============      =============

Weighted average shares outstanding:
    Basic                                           27,090             26,174
                                             =============      =============
    Diluted                                         27,832             26,554
                                             =============      =============


Earnings (loss) per share:
    Basic:
         Continuing operations               $         .92      $         .81
         Discontinued operations                         -               (.01)
                                             -------------      -------------
         Net earnings                        $         .92      $         .80
                                             =============      =============

    Diluted:
         Continuing operations               $         .90      $         .80
         Discontinued operations                         -               (.02)
                                             -------------      -------------
         Net earnings                        $         .90      $         .78
                                             =============      =============

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
KELLWOOD COMPANY AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEET (UNAUDITED)
(Amounts in thousands)


                                                                           As of
                                                           ------------------------------------
                                                               5/1/2004            5/3/2003
                                                           ----------------     ---------------
ASSETS
------
Current assets:
    Cash and cash equivalents                              $         72,672     $        94,419
    Receivables, net                                                388,317             380,251
    Inventories                                                     247,384             274,129
    Prepaid taxes and expenses                                       70,506              41,759
    Current assets of discontinued operations                             -              24,144
                                                           ----------------     ---------------

         Total current assets                                       778,879             814,702

Property, plant and equipment, net                                   97,388              97,824
Intangible assets, net                                              227,298             129,847
Goodwill                                                            186,597             150,196
Other assets                                                         28,568              37,673
Long-term assets of discontinued operations                               -               8,206
                                                           ----------------     ---------------
Total assets                                               $      1,318,730     $     1,238,448
                                                           ================     ================

LIABILITIES AND SHAREOWNERS' EQUITY
-----------------------------------
Current liabilities:
    Notes payable and current
         portion of long-term debt                         $         18,153     $        28,629
    Accounts payable                                                152,353             155,357
    Accrued expenses                                                116,797             106,627
    Current liabilities of discontinued operations                    2,120              14,840
                                                           ----------------     ---------------

         Total current liabilities                                  289,423             305,453

Long-term debt                                                      271,875             278,022
Deferred income taxes and other                                      73,435              59,444
Long-term liabilities of discontinued operations                          -               2,500
Shareowners' equity                                                 683,997             593,029
                                                           ----------------     ---------------
Total liabilities & shareowners' equity                    $      1,318,730     $     1,238,448
                                                           ================     ===============

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
Kellwood Company and Subsidiaries
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS (UNAUDITED)
(Amounts in thousands)


                                                                         Three Months Ended
                                                                ----------------------------------
                                                                    5/1/2004            5/3/2003
                                                                --------------      --------------

OPERATING ACTIVITIES
Net earnings                                                    $       25,039      $       20,828

Add/(deduct) items not affecting operating cash flows:
Depreciation and amortization                                           10,247               9,451
Deferred income taxes and other                                          2,674               4,280

Changes in working capital components:
Receivables, net                                                       (65,665)            (40,614)
Inventories                                                             68,697              86,954
Prepaid taxes and expenses                                              (3,934)               (615)
Accounts payable and accrued expenses                                  (20,864)            (59,492)
                                                                --------------      --------------
Net cash from operating activities                                      16,194              20,792
                                                                --------------      --------------

INVESTING ACTIVITIES
Additions to property, plant and equipment                              (4,442)             (4,705)
Acquisitions, net of cash acquired                                    (143,473)           (132,517)
Dispositions of fixed assets                                               692               1,629
                                                                --------------      --------------

Net cash from investing activities                                    (147,223)           (135,593)
                                                                --------------      --------------

FINANCING ACTIVITIES
Proceeds from notes payable and short-term borrowings, net              15,657               1,408
Reduction of long-term debt                                                  -                (303)
Stock transactions under incentive plans                                13,230               1,989
Dividends paid                                                          (4,341)             (4,197)
                                                                --------------      --------------
Net cash from financing activities                                      24,546              (1,103)
                                                                --------------      --------------

Net increase (decrease) in cash and cash equivalents                  (106,483)           (115,904)
Cash and cash equivalents, beginning of period                         179,155             210,323
                                                                --------------      --------------

Cash and cash equivalents, end of period                        $       72,672      $       94,419
                                                                ==============      ==============

Significant non-cash investing and financing activities:
Issuance of stock for acquisitions                              $            -      $       11,891
                                                                ==============      ==============

Supplemental cash flow Information:
Interest paid                                                   $        6,197      $        7,593
                                                                ==============      ==============
Income taxes paid (refunded), net                               $       (2,552)     $       10,925
                                                                ===============     ==============

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NOTE REGARDING DISCONTINUED OPERATIONS
(AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)

On October 30, 2003, the Company finalized an agreement to sell its domestic and European hosiery (Hosiery) operations for $7,500 plus reimbursement of $2,800 for costs incurred by the Company in connection with the closure of certain facilities. In addition, during the fourth quarter of 2003, the Company decided to discontinue its True Beauty by Emme(R) (True Beauty) operations. This included the termination of the related license agreement before its expiration. The operations of True Beauty ceased in the fourth quarter of 2003. Accordingly, both the Hosiery and True Beauty businesses have been accounted for as discontinued operations. As such, their operating results and assets and liabilities are segregated in the accompanying condensed consolidated statement of earnings and condensed consolidated balance sheet. Prior to being classified as discontinued, the Hosiery operations were included in the Men's Sportswear segment, and True Beauty was included in the Women's Sportswear segment.

For the three months ended May 1, 2004, there was no operating activity for the discontinued operations. For the three months ended May 3, 2003, the operating results for the discontinued Hosiery and True Beauty businesses are as follows:

Three-months ended                                   May 3, 2003
                                      --------------------------------------
                                        Hosiery    True Beauty       Total
                                      -----------  -------------   ---------
Net sales                             $    12,979  $       3,898   $  16,877
                                      ===========  =============   =========
Earnings (loss) before income taxes          (920)           462        (458)
Income taxes                                 (327)           164        (163)
                                      -----------  -------------   ---------
Net earnings (loss)                   $      (593) $         298   $    (295)
                                      ===========  =============   =========

                                       ###

FINANCIAL CONTACT:
Roger D. Joseph, VP Treasurer & IR, Kellwood Co., 314.576.3437, Fax 314.576.3325 or roger_joseph@kellwood.com. W. Lee Capps III, Executive VP Finance & CFO, Kellwood Co., 314.576.3486, Fax 314.576.3439 or wlc@kellwood.com.


MEDIA CONTACT:
Donna Weaver, VP Corp. Comm., Kellwood Co., 314.576.3391, Fax 314.576.3434 or donna_weaver@kellwood.com.